SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2016

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements with Michael Long and Louis A. Hoch

On August 3, 2016, we entered into amendments to the employment agreements with Michael R. Long and Louis A. Hoch, respectively, to update their agreements and responsibilities.

The amendments reflect the change in corporate responsibilities as of August 5, 2016, with Mr. Hoch assuming the role of Chief Executive Officer in addition to his position as our President, Chief Operating Officer and Vice Chairman of the Board of Directors and Mr. Long remaining Chairman of the Board. The foregoing change in responsibilities will not trigger any termination, nor any obligations to pay deferred compensation, nor compensation for the non-compete obligation during such time that Michael Long remains employed as Chairman of the Board, Louis A. Hoch remains employed as Chief Executive Officer and the individuals who serve on the Board of Directors continue to constitute at least a majority of the Board of Directors; provided, however, any person who becomes a director subsequent to August 3, 2016, whose election or nomination for election was approved by a vote of at least a majority of the directors then constituting the incumbent board, shall for purposes of this amendment be considered a member of the incumbent board.

Further, the amount of deferred compensation owed to the executive officers in case of termination due to death or disability was amended to comprise an amount equal to 2.95 times of the executive’s base salary and bonus compensation, as such terms are defined in the employment agreements. For the avoidance of doubt, the deferred compensation does not include amounts paid or accrued to executive for benefits or equity awards. Further bonus compensation is forfeited. Further, all stock options issued to the executive and all restricted stock granted to executive shall continue on their vesting schedule. In case of disability, no deferred compensation will be due as long as the Company and/or an insurance continues to pay executive’s base salary for a period of up to 36 months. In addition, the amendments clarify that in case of death or disability no further compensation will be due for compliance with the agreements’ non-compete, non-solicitation and disparagement clause.

The foregoing description of the amendments to the respective employment agreements is qualified in its entirety by reference to the full text of the amendments to the employment agreements, which are filed herewith as Exhibit 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1       Fifth Amendment to Employment Agreement with Michael R. Long, dated August 3, 2016.

10.2       Fifth Amendment to Employment Agreement with Louis A. Hoch, dated August 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: August 9, 2016	By:	/s/ Louis A. Hoch

	Name:	Louis A. Hoch
	Title:	Chief Executive Officer and President